UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On April 25, 2013, The Palmetto Bank (“Palmetto”), a wholly-owned subsidiary of Palmetto Bancshares, Inc., entered into a Transfer Agreement with Thomasville National Bank (“TNB”) to transfer designated trust-related accounts of Palmetto to TNB. TNB will assume ownership of the accounts, certain employees of Palmetto, and all operational and fiduciary responsibility for administering the transferred accounts under the underlying client account agreements. As of March 31, 2013, Palmetto had trust-related assets under management of $239 million. Contemporaneously with entering into the Transfer Agreement, Palmetto also agreed to enter into an Office Support and Referral Agreement (the “Support Agreement”) with TNB under which Palmetto will provide office space and other support services in its existing facilities to the TNB employees who will provide the trust services. In exchange, Palmetto will earn a percentage of the ongoing revenues generated from the assets under management in the transferred accounts owned by TNB and any new accounts referred to TNB in accordance with the Support Agreement. The Transfer Agreement is subject to customary closing conditions and is expected to close June 28, 2013, with the Support Agreement becoming effective at that time.

On April 25, 2013, Palmetto also entered into a Non-Deposits Investment Products Marketing Agreement (the “Marketing Agreement”) with Investment Professionals, Inc. (“IPI”). IPI will provide brokerage services to clients of Palmetto, including as clearing agent, executing purchases and sales of securities products on behalf of and for the account of clients, and maintaining securities in client accounts as agent. At March 31, 2013, Palmetto had brokerage assets under management of $197 million. Under the Marketing Agreement, Palmetto will provide office space and other support services in its existing facilities to the IPI employees who will provide the brokerage services. In exchange, Palmetto will earn a percentage of the ongoing revenues generated from the brokerage assets managed by IPI under the Marketing Agreement. The Marketing Agreement is subject to customary closing conditions and is expected to close August 1, 2013.

Other than an immaterial amount of contract termination costs, execution of the agreements will not result in Palmetto recording any gain or loss.

Related to the above, on April 30, 2013 Palmetto issued a news release announcing the agreements with TNB and IPI. A copy of the news release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Item	Exhibit

99.1	News Release dated April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:	/s/ Roy D. Jones
Roy D. Jones
Chief Financial Officer

Date: April 30, 2013